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                                                                    Exhibit 99.3

                         NOTICE OF GUARANTEED DELIVERY
                    FOR SUBSCRIPTION CERTIFICATES ISSUED BY
                         CHART HOUSE ENTERPRISES, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated __________, 2001 (the "Prospectus"), of Chart House Enterprises, Inc., a Delaware corporation ("Chart House"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 5:00 p.m., New York Time, on ____________, 2001, unless extended (the "Expiration Time"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Time. See "The Rights Offering--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $____________ for each Series A preferred share, $1.00 par value per share, of Chart House subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Time, even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Rights must be received by the Subscription Agent within three (3) New York Stock Exchange trading days after the Expiration Time.

                          The Subscription Agent is:
                         EquiServe Trust Company, N.A.

                                   By Mail:

                         EquiServe Trust Company, N.A.
                            Attn: Corporate Actions
                                 P.O Box 43025
                           Providence, RI 02940-3025

                                   By Hand:

                Securities Transfer & Reporting Services, Inc.
                       c/o EquiServe Trust Company, N.A.
                            Attn: Corporate Actions
                         100 Williams Street/Galleria
                              New York, NY 10038

                             By Overnight Courier:

                         EquiServe Trust Company, N.A.
                            Attn: Corporate Actions
                              40 Campanelli Drive
                             Braintree, MA  02184
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                          By Facsimile Transmission:
                                (781) 575-4826


                     To Confirm Receipt of Facsimile Only:
                                (781) 575-4816

     For inquiries, information or requests for additional information, call the Subscription Agent at (781) 575-3120.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that he, she or it is the holder of Subscription Certificate(s) representing _________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the Subscription Certificate to subscribe for Series A preferred shares as indicated below:

(a) Number of Series A preferred shares subscribed for pursuant to the BASIC SUBSCRIPTION PRIVILEGE.

     Number of shares subscribed for: _________ at $ _________ per share equals $ _________.

(b) Number of Series A preferred shares subscribed for pursuant to the OVERSUBSCRIPTION PRIVILEGE.

     Number of shares subscribed for: _________ at $ _________ per share equals $ _________.

(c) Total Subscription Price: $ _________. The undersigned understands that payment in full of the Subscription Price, as computed above, of $ _________ for each Series A preferred share subscribed for must be received by the Subscription Agent at or before the Expiration Time and represents that such payment either (check the appropriate box):

     [_] is being delivered to the Subscription Agent herewith; or

     [_] has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

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     [_] uncertified check (Payment of uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

     [_] certified check

     [_] bank draft (cashier's check)

     [_] postal, telegraphic or money order

         If by certified check, bank draft or money order, please provide the following information:

         name of maker _________________________________________________________

         date of check, draft or money order ___________________________________

         check, draft or money order number_____________________________________

         bank on which check is drawn or issuer of money order _________________


-------------------------------              -----------------------------------
Signature(s)                                 Address(es)

-------------------------------              -----------------------------------
Name(s)                                      Area Code and Telephone Number(s)

-------------------------------
Subscription Certificate No(s).
(if available)

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                             GUARANTEE OF DELIVERY
                             ---------------------

     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signatures and any other required documents, all within three (3) New York Stock Exchange trading days after the date hereof.


-----------------------------                    -------------------------------
Name of Firm                                     Date

-----------------------------                    -------------------------------
Address                                          Authorized Signature

-----------------------------                    -------------------------------
Zip Code                                         Title

-----------------------------                    -------------------------------
Telephone Number                                 Name   (Please print or type)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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